UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported):  September 8, 2017

RIGHTSCORP, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-55097	33-1219445
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3100 Donald Douglas Loop North Santa Monica, California	90405
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 751-7510

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 193 3 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240. 12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events

As previously reported in Rightscorp, Inc.’s (the “Company”) Form 8-K, filed on August 4, 2017, the Company entered into two service agreements (the “Service Agreements”) with a holder (“Client”) of several copyrights at risk of infringement through peer-to-peer networks. As then reported, the Service Agreements were subject to termination by the Client at any time for any reason on forty-five (45) days prior written notice to the Company. By written notice, dated and received by the Company on September 8, 2017, the Client elected to terminate the Service Agreements. Thus, effective October 23, 2017, the Service Agreements will be of no further force or effect. In terminating the Service Agreements, the Client stated that it believed that the Company’s information, data, and services did not sufficiently meet the Client’s requirements or sufficiently support its anti-piracy litigation efforts compared to other tools and data available to Client, and that the Client did not believe it had sufficient time or budget available to work with the Company to better meet its needs.

Additionally, effective September 15, 2017, the Company entered into a new Representation Agreement with a copyright holder (“New Client”), pursuant to which the Company will collect data as to infringements of protected copyrights of the New Client and, if applicable, send notices to the Internet Service Providers of infringers of such infringements including, without limitation, DMCA notices and take down letters in the form required by law. The Company will also collect funds from settlements with infringers as a result of these notices. In exchange, the Company will receive 37.5% of net settlement revenues received by the Company through its website, and 50% of net settlement revenues collected by Company call center agents. This new Representation Agreement has an initial term of six (6) months, followed by automatic renewals in monthly increments. This Representation Agreement may be terminated by the New Client at any time for any reason upon thirty (30) days prior written notice to the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 14, 2017	RIGHTSCORP, INC.

	By:	/s/ Cecil Bond Kyte
	Name:	Cecil Bond Kyte
	Title:	Chief Executive Officer